Exhibit 99.2

SEVENTY SEVEN ENERGY INC.

NOTICE OF GUARANTEED DELIVERY

for Offer to Exchange

Up to $500,000,000 Principal Amount of

6.5% Senior Notes due 2022

for

a Like Principal Amount of

6.5% Senior Notes due 2022

that have been registered under the Securities Act of 1933

The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2014, (such date and time, as it may be extended, the “Expiration Date”). Outstanding notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

This form, or one substantially equivalent hereto, must be used by a holder in connection with the offer of Seventy Seven Energy Inc. (the “Issuer”) to exchange its 6.5% Senior Notes due 2022 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding unregistered 6.5% Senior Notes due 2022 (the “Original Notes”) to tender Original Notes to Wells Fargo Bank, National Association, as exchange agent (the “Exchange Agent”), pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery” of the Issuer’s prospectus dated                     , 2014 (the “Prospectus”) and in Instruction 2 to the related letter of transmittal (the “Letter of Transmittal”). Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), properly completed and duly executed, prior to the Expiration Date.

Capitalized terms used but not herein defined have the meanings given to them in the Letter of Transmittal.

Delivery by Registered or Certified Mail:

WELLS FARGO BANK, N.A.

Corporate Trust Operations

MAC N9303-121

PO Box 1517

Minneapolis, MN 55480

Regular Mail or Overnight Courier:

WELLS FARGO BANK, N.A.

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

In Person by Hand Only:

WELLS FARGO BANK, N.A.

12th Floor–Northstar East Building

Corporate Trust Operations

608 Second Avenue South

Minneapolis, MN 55402

By Facsimile (for Eligible Institutions only):

(612) 667-6282

Attn: Corporate Trust Operations

For Information or Confirmation by Telephone:

(800) 344-5128

Delivery of this instrument to an address other than as set forth above or transmission via facsimile to a number other than the one listed above will not constitute a valid delivery. The instructions accompanying this Notice of Guaranteed Delivery should be read carefully before the Notice of Guaranteed Delivery is completed.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, in accordance with the Exchange Offer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery” and in Instruction 2 of the Letter of Transmittal.

The undersigned hereby tenders the Original Notes listed below:

Certificate Number(s) (if known) of Original Notes or Account Number at DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

PLEASE COMPLETE AND SIGN

Names of Registered Holder(s)	Signature(s) of Registered Holder(s) or Authorized Signatory

Address	Dated :

Area Code and Telephone Number(s)

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the tendered Original Notes exactly as the name(s) of such person(s) appear(s) on certificates for the Original Notes or on a security position listing the holder(s) as the owner of the Original Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE

(not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (in each case that is a participant in the Securities Transfer Agents’ Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges’ Medallion Program approved by the Securities Transfer Association Inc.), hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof or agent’s message in lieu thereof), together with the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Original Notes—Tenders of Original Notes; Book-Entry Delivery Procedure” and in the Letter of Transmittal) and any other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:
	(Including Postal Code)	Name:

Area Code and Telephone Number: ( )-		Title:
(Please Type or Print)

Date:

Do not send Original Notes with this form. Actual surrender of Original Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal (or agent’s message in lieu thereof) and any other documents required by the Letter of Transmittal.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof or an agent’s message and Notice of Guaranteed Delivery in lieu hereof) and any other documents required by this Notice of Guaranteed Delivery or the Letter of Transmittal with respect to the Original Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Delivery of this Notice of Guaranteed Delivery may be made by facsimile transmission, mail, courier or overnight delivery. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or courier service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the record holder(s) of the Original Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Original Notes. If any tendered Original Notes are owned of record by two or more joint owners, all of such owners must sign this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of Original Notes referred to herein and the Exchange Notes issued in exchange therefor are to be issued (or any untendered principal amount of Original Notes is to be reissued) to the registered holder(s), then said holder(s) need not provide a separate bond power. In any other case, such holder(s) must either properly endorse the Original Notes tendered or transmit a properly completed separate bond power with this Notice of Guaranteed Delivery, with the signatures on the endorsement or bond power guaranteed by an Eligible Institution.

If this Notice of Guaranteed Delivery (or facsimile hereof) or any Original Notes or bond powers are signed by one or more trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to act must be submitted with this Notice of Guaranteed Delivery.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address or telephone number set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.